Workiva Announces Fourth Quarter and Full Year 2020 Financial Results
Q4 Subscription and Support Revenue of $81.0 Million, up 22.4% from Q4 2019
Q4 Total Revenue of $93.8 Million, up 16.9% from Q4 2019
Full Year 2020 Total Revenue of $351.6 Million, up 18.0% from 2019

AMES, Iowa - February 17, 2021 – Workiva Inc. (NYSE:WK), the company that simplifies complex work, today announced financial results for its fourth quarter and full year ended December 31, 2020.
"We are pleased with our fourth quarter and full year 2020 results, which beat guidance for revenue and operating income," said Marty Vanderploeg, Chief Executive Officer.
"We have successfully upgraded all of our customers to our new platform, which is more open and scalable," added Vanderploeg. "With the upgrade now complete, we are prioritizing three areas where we see opportunities for revenue growth: development and deployment of fit-for-purpose solutions, global expansion and our partner ecosystem."
"On the strength of record subscription bookings in the fourth quarter, we are raising guidance for fiscal 2021 revenue," said Stuart Miller, Chief Financial Officer.
Fourth Quarter 2020 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2020 reached $93.8 million, an increase of 16.9% from $80.3 million in the fourth quarter of 2019. Subscription and support revenue contributed $81.0 million, up 22.4% versus the fourth quarter of 2019. Professional services revenue was $12.9 million, a decrease of 8.9% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the fourth quarter of 2020 was $70.2 million compared with $57.2 million in the same quarter of 2019. GAAP gross margin was 74.8% versus 71.3% in the fourth quarter of 2019. Non-GAAP gross profit for the fourth quarter of 2020 was $71.0 million, an increase of 22.2% compared with the prior year's fourth quarter, and non-GAAP gross margin was 75.6% compared to 72.3% in the fourth quarter of 2019.
•Results from Operations: GAAP loss from operations for the fourth quarter of 2020 was $5.1 million compared with a loss of $14.4 million in the prior year's fourth quarter. Non-GAAP income from operations was $5.2 million, compared with non-GAAP loss from operations of $4.6 million in the fourth quarter of 2019.
•GAAP Net Loss: GAAP net loss for the fourth quarter of 2020 was $8.0 million compared with a net loss of $16.1 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.16 compared with a net loss per basic and diluted share of $0.34 in the fourth quarter of 2019.
•Non-GAAP Net Income/Loss: Non-GAAP net income for the fourth quarter of 2020 was $4.6 million compared with a net loss of $4.1 million in the prior year's fourth quarter. Non-GAAP net income per basic and diluted share was $0.09 and $0.09, respectively, compared with a net loss per basic and diluted share of $0.09, in the fourth quarter of 2019.
•Liquidity: As of December 31, 2020, Workiva had cash, cash equivalents and marketable securities totaling $530.0 million, compared with $488.0 million as of December 31, 2019. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $18.4 million of other financing obligations outstanding as of December 31, 2020.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,723 customers as of December 31, 2020, a net increase of 213 customers from December 31, 2019.
•Revenue Retention Rate: As of December 31, 2020, Workiva's revenue retention rate (excluding add-on revenue) was 95.0%, and the revenue retention rate including add-on revenue was 109.5%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of December 31, 2020, Workiva had 847 customers with an annual contract value (ACV) of more than $100,000, up 30% from 652 customers at December 31, 2019. Workiva had 419 customers with an ACV of more than $150,000, up 47% from 285 customers in the fourth quarter of 2019.
Full Year 2020 Financial Highlights
•Revenue: Total revenue for the full year 2020 was $351.6 million, an increase of 18.0% compared with $297.9 million in the prior year. Subscription and support revenue was $295.9 million, an increase of 20.4% on a year-over-year basis.
•Gross Profit: GAAP gross profit for 2020 was $261.4 million compared with $212.9 million in the prior year. GAAP gross margin was 74.4% in 2020. Non-GAAP gross profit was $264.6 million, an increase of 22.4% compared with the prior year, and non-GAAP gross margin was 75.2%.
•Results from Operations: GAAP loss from operations for the full year 2020 was $37.8 million compared with a loss from operations of $45.4 million in the prior year. Non-GAAP income from operations was $8.0 million compared with a loss from operations of $9.6 million in 2019.
•GAAP Net Loss: GAAP net loss for 2020 was $48.4 million compared with a net loss of $47.5 million in the prior year. GAAP net loss per basic and diluted share was $1.00 compared with a loss per basic and diluted share of $1.03 in 2019.
•Non-GAAP Net Income/Loss: Non-GAAP net income for 2020 was $6.3 million compared with a net loss of $8.4 million in the prior year. Non-GAAP net income per basic and diluted share was $0.13 and $0.12, respectively, compared with a non-GAAP net loss per basic and diluted share of $0.18 in 2019.
•Cash Flow: Net cash provided by operating activities was $33.2 million in 2020, compared to cash provided by operating activities of $30.9 million in 2019.
Financial Outlook
As of February 17, 2021, Workiva is providing guidance as follows:
First Quarter 2021 Guidance:
•Total revenue is expected to be in the range of $100.0 million to $101.0 million.
•GAAP loss from operations is expected to be in the range of $8.5 million to $7.5 million.
•Non-GAAP income from operations is expected to be in the range of $4.0 million to $5.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.23 to $0.21.
•Non-GAAP net income per basic share is expected to be in the range of $0.06 to $0.08.
•Net income (loss) per basic share is based on 50.2 million weighted-average shares outstanding.
Full Year 2021 Guidance:
•Total revenue is expected to be in the range of $409.0 million to $411.0 million.
•GAAP loss from operations is expected to be in the range of $71.0 million to $69.0 million.
•Non-GAAP loss from operations is expected to be in the range of $12.0 million to $10.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.63 to $1.59.
•Non-GAAP net loss per basic share is expected to be in the range of $0.30 to $0.26.
•Net income (loss) per basic share is based on 51.4 million weighted-average shares outstanding.
Workiva has factored into its guidance the expected impacts of COVID-19 on its business and results of operations based on currently available information. Significant variation from these assumptions could cause the company to change its guidance, and it undertakes no obligation to update its assumptions, expectations or guidance. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading "Safe Harbor Statement."
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter, in addition to discussing the Company’s outlook for the first quarter and full year 2021. To access this call, dial 833-968-1977 (U.S. domestic) or 647-689-6649 (international). The conference ID is 9516867. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through February 24, 2021, at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 9516867. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE: WK) simplifies complex work for thousands of organizations worldwide. Customers trust Workiva’s open, intelligent and intuitive platform to connect data, documents and teams. The results: more efficiency, greater transparency and less risk. Learn more at workiva.com.

Read the Workiva blog: www.workiva.com/blog
Follow Workiva on LinkedIn: www.linkedin.com/company/workiva
Like Workiva on Facebook: www.facebook.com/workiva
Follow Workiva on Twitter: www.twitter.com/workiva

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income(loss) from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Terese	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
	(unaudited)
Revenue
Subscription and support	$80,970	$66,148	$295,877	$245,765
Professional services	12,864	14,117	55,717	52,126
Total revenue	93,834	80,265	351,594	297,891
Cost of revenue
Subscription and support (1)	13,239	11,946	49,503	42,881
Professional services (1)	10,412	11,102	40,674	42,131
Total cost of revenue	23,651	23,048	90,177	85,012
Gross profit	70,183	57,217	261,417	212,879
Operating expenses
Research and development (1)	24,386	23,216	94,844	89,921
Sales and marketing (1)	37,813	33,732	144,687	120,300
General and administrative (1)	13,124	14,675	59,688	48,064
Total operating expenses	75,323	71,623	299,219	258,285
Loss from operations	(5,140)	(14,406)	(37,802)	(45,406)
Interest income	450	2,064	3,282	4,657
Interest expense	(3,497)	(3,456)	(13,964)	(6,027)
Other expense, net	(468)	(305)	(205)	(564)
Loss before (benefit) provision for income taxes	(8,655)	(16,103)	(48,689)	(47,340)
(Benefit) provision for income taxes	(642)	38	(291)	139
Net loss	$(8,013)	$(16,141)	$(48,398)	$(47,479)
Net loss per common share:
Basic and diluted	$(0.16)	$(0.34)	$(1.00)	$(1.03)
Weighted-average common shares outstanding - basic and diluted	49,222,465	47,058,209	48,448,166	46,302,656

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
	(unaudited)
Cost of revenue
Subscription and support	$416	$412	$1,709	$1,554
Professional services	372	429	1,434	1,725
Operating expenses
Research and development	2,310	1,990	8,100	8,006
Sales and marketing	2,695	2,593	11,062	8,792
General and administrative	4,547	4,431	23,466	15,707

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$322,831	$381,742
Marketable securities	207,207	106,214
Accounts receivable, net	68,922	60,228
Deferred costs	21,923	14,108
Other receivables	3,155	2,432
Prepaid expenses and other	9,047	6,508
Total current assets	633,085	571,232
Property and equipment, net	29,365	32,300
Operating lease right-of-use assets	15,844	15,352
Deferred costs, non-current	23,421	14,977
Intangible assets, net	1,583	1,651
Other assets	3,708	3,439
Total assets	$707,006	$638,951
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,843	$7,057
Accrued expenses and other current liabilities	68,256	49,799
Deferred revenue	208,990	173,617
Finance lease obligations	1,705	1,629
Total current liabilities	281,794	232,102
Convertible senior notes, net	289,490	280,601
Deferred revenue, non-current	35,894	32,569
Other long-term liabilities	1,680	1,498
Operating lease liabilities, non-current	17,209	18,564
Finance lease obligations, non-current	16,662	19,415
Total liabilities	642,729	584,749
Stockholders’ equity
Common stock	49	47
Additional paid-in-capital	478,698	420,170
Accumulated deficit	(414,700)	(366,302)
Accumulated other comprehensive income	230	287
Total stockholders’ equity	64,277	54,202
Total liabilities and stockholders’ equity	$707,006	$638,951

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
	(unaudited)
Cash flows from operating activities
Net loss	$(8,013)	$(16,141)	$(48,398)	$(47,479)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,101	1,149	4,296	3,844
Stock-based compensation expense	10,340	9,855	45,771	35,784
Provision for (recovery of) doubtful accounts	32	(34)	(159)	(92)
Amortization of premiums and discounts on marketable securities, net	349	102	668	13
Amortization of debt discount and issuance costs	2,248	2,179	8,889	3,262
Deferred income tax	68	2	—	(65)
Changes in assets and liabilities:
Accounts receivable	(12,833)	(16,364)	(8,028)	5,166
Deferred costs	(9,572)	(2,300)	(15,953)	(10,268)
Operating lease right-of-use asset	914	747	3,906	2,552
Other receivables	(709)	(780)	(680)	(1,250)
Prepaid expenses	564	1,653	(2,492)	(2,084)
Other assets	385	489	(215)	(1,860)
Accounts payable	(851)	1,993	(4,106)	2,153
Deferred revenue	26,165	17,927	37,479	32,039
Operating lease liability	(1,087)	(809)	(4,525)	(3,035)
Accrued expenses and other liabilities	4,252	2,399	16,790	12,238
Net cash provided by operating activities	13,353	2,067	33,243	30,918
Cash flows from investing activities
Purchase of property and equipment	(110)	(244)	(1,873)	(3,104)
Purchase of marketable securities	(130,657)	(17,099)	(175,926)	(112,565)
Sale of marketable securities	—	—	11,423	498
Maturities of marketable securities	20,585	6,450	62,922	26,840
Purchase of intangible assets	(43)	(22)	(296)	(734)
Other	—	—	—	(1,000)
Net cash used in investing activities	(110,225)	(10,915)	(103,750)	(90,065)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	4,936	1,659	19,189	24,152
Taxes paid related to net share settlements of stock-based compensation awards	(11,546)	—	(13,657)	(390)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	7,227	4,922
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	—	—	335,899
Principal payments on finance lease obligations	(429)	(392)	(1,641)	(1,565)
Net cash (used in) provided by financing activities	(7,039)	1,267	11,118	363,018
Effect of foreign exchange rates on cash	610	199	478	287
Net (decrease) increase in cash and cash equivalents	(103,301)	(7,382)	(58,911)	304,158
Cash and cash equivalents at beginning of period	426,132	389,124	381,742	77,584
Cash and cash equivalents at end of period	$322,831	$381,742	$322,831	$381,742

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Gross profit, subscription and support	$67,731	$54,202	$246,374	$202,884
Add back: Stock-based compensation	416	412	1,709	1,554
Gross profit, subscription and support, non-GAAP	$68,147	$54,614	$248,083	$204,438
As a percentage of subscription and support revenue, non-GAAP	84.2%	82.6%	83.8%	83.2%

Gross profit, professional services	$2,452	$3,015	$15,043	$9,995
Add back: Stock-based compensation	372	429	1,434	1,725
Gross profit, professional services, non-GAAP	$2,824	$3,444	$16,477	$11,720
As a percentage of professional services revenue, non-GAAP	22.0%	24.4%	29.6%	22.5%

Gross profit	$70,183	$57,217	$261,417	$212,879
Add back: Stock-based compensation	788	841	3,143	3,279
Gross profit, non-GAAP	$70,971	$58,058	$264,560	$216,158
As percentage of revenue, non-GAAP	75.6%	72.3%	75.2%	72.6%

Cost of revenue, subscription and support	$13,239	$11,946	$49,503	$42,881
Less: Stock-based compensation	416	412	1,709	1,554
Cost of revenue, subscription and support, non-GAAP	$12,823	$11,534	$47,794	$41,327
As percentage of revenue, non-GAAP	13.7%	14.4%	13.6%	13.9%

Cost of revenue, professional services	$10,412	$11,102	$40,674	$42,131
Less: Stock-based compensation	372	429	1,434	1,725
Cost of revenue, professional services, non-GAAP	$10,040	$10,673	$39,240	$40,406
As percentage of revenue, non-GAAP	10.7%	13.3%	11.2%	13.6%

Research and development	$24,386	$23,216	$94,844	$89,921
Less: Stock-based compensation	2,310	1,990	8,100	8,006
Research and development, non-GAAP	$22,076	$21,226	$86,744	$81,915
As percentage of revenue, non-GAAP	23.5%	26.4%	24.7%	27.5%

Sales and marketing	$37,813	$33,732	$144,687	$120,300
Less: Stock-based compensation	2,695	2,593	11,062	8,792
Sales and marketing, non-GAAP	$35,118	$31,139	$133,625	$111,508
As percentage of revenue, non-GAAP	37.4%	38.8%	38.0%	37.4%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
General and administrative	$13,124	$14,675	$59,688	$48,064
Less: Stock-based compensation	4,547	4,431	23,466	15,707
General and administrative, non-GAAP	$8,577	$10,244	$36,222	$32,357
As percentage of revenue, non-GAAP	9.1%	12.8%	10.3%	10.9%

Loss from operations	$(5,140)	$(14,406)	$(37,802)	$(45,406)
Add back: Stock-based compensation	10,340	9,855	45,771	35,784
Income (loss) from operations, non-GAAP	$5,200	$(4,551)	$7,969	$(9,622)
As percentage of revenue, non-GAAP	5.5%	(5.7)%	2.3%	(3.2)%

Net loss	$(8,013)	$(16,141)	$(48,398)	$(47,479)
Add back: Stock-based compensation	10,340	9,855	45,771	35,784
Add back: Non-cash interest expense related to convertible senior notes	2,248	2,179	8,889	3,263
Net income (loss), non-GAAP	$4,575	$(4,107)	$6,262	$(8,432)
As percentage of revenue, non-GAAP	4.9%	(5.1)%	1.8%	(2.8)%

Net loss per basic and diluted share:	$(0.16)	$(0.34)	$(1.00)	$(1.03)
Add back: Stock-based compensation	0.20	0.20	0.95	0.78
Add back: Non-cash interest expense related to convertible senior notes	0.05	0.05	0.18	0.07
Net income (loss) per basic share, non-GAAP	$0.09	$(0.09)	$0.13	$(0.18)
Net income (loss) per diluted share, non-GAAP	$0.09	$(0.09)	$0.12	$(0.18)

Weighted-average common shares outstanding - basic, non-GAAP	49,222,465	47,058,209	48,448,166	46,302,656
Weighted-average common shares outstanding - diluted, non-GAAP	53,776,276	47,058,209	52,864,771	46,302,656

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending March 31, 2021			Year ending December 31, 2021

Loss from operations, GAAP range	$(8,500)	-	$(7,500)	$(71,000)	-	$(69,000)
Add back: Stock-based compensation	12,500		12,500	59,000		59,000
Income (loss) from operations, non-GAAP range	$4,000	-	$5,000	$(12,000)	-	$(10,000)

Net loss per share, GAAP range	$(0.23)	-	$(0.21)	$(1.63)	-	$(1.59)
Add back: Stock-based compensation	0.25		0.25	1.15		1.15
Add back: Non-cash interest expense related to convertible senior notes	0.04		0.04	0.18		0.18
Net income (loss) per share, basic, non-GAAP range	$0.06	-	$0.08	$(0.30)	-	$(0.26)

Weighted-average common shares outstanding - basic	50,200,000		50,200,000	51,400,000		51,400,000